                                                                       EXHIBIT 8

               IN THE CIRCUIT COURT OF JEFFERSON COUNTY, ALABAMA
                               BESSEMER DIVISION


BIG B, INC.,                     )
                                 )
     Plaintiff,                  )
                                 )
v.                               ) CIVIL ACTION NO. CV-96-796
                                 )
RDS ACQUISITION, INC.,           )
                                 )
     Defendant.                  )



              VERIFIED COMPLAINT FOR TEMPORARY RESTRAINING ORDER,
              ---------------------------------------------------
                   PRELIMINARY AND PERMANENT INJUNCTIONS, AND
                   ------------------------------------------
                       COMPLAINT FOR DECLARATORY JUDGMENT
                       ----------------------------------


          1. Plaintiff Big B, Inc. ("Big B") is a corporation organized and existing under the laws of the State of Alabama, whose principal place of business is located at 2600 Morgan Road, S.E., Bessemer, Alabama.

          2. Defendant RDS Acquisition, Inc. ("RDS") has alleged through a "Demand for Inspection of Corporate Records" that it is a "holder of record" of certain shares of the common stock of Big B.

          3. This action is brought pursuant to Alabama Code (S) 6-6-20, et seq. (1993 and Cum. Supp. 1995). There exists a justiciable controversy between Big B and RDS in that RDS has made certain immediate demands on Big B related to the inspection of certain corporate books and records pursuant to Alabama Code
(S) 10-2B-16.02, and Big B is uncertain of its legal rights and obligations pursuant thereto.

          4. A construction of the statute in question is in order for Big B and its officers to fully understand Big B's rights and obligations and particularly in view of the significant penalties which are provided for in Ala. Code (S) 10-2B-16.02(c), for failure to properly comply with the statute.

          5. The demand for inspection of corporate books and records ("the demand") submitted by RDS to Big B, considered in light of the relevant provisions of Alabama Business Corporation Act creates at least five substantial ambiguities and uncertainties related to Big B's obligations under the statute. Big B requests that this Court construe the statute to clarify its legal obligations pursuant to the demand.

          6. The first uncertainty arises in that the demand attached hereto as Exhibit "A" from RDS seeks to require the production and inspection of voluminous materials beginning on September 20, 1996, and continuing thereafter. Defendant RDS claims that it is the "holder of record" of more than five (5)
                                     ----------------
percent of the outstanding shares of common stock of Big B and is entitled therefore to review the documents described in Ala. Code (S) 10-2B-16.02(b). Subsection (b) of section 16.02 provides that the records required to be produced under that section are only required to be produced to a shareholder "who shall have been a holder of record of shares for 180 days immediately preceding his or her demand or who is the holder of record of at least five percent of the outstanding shares" (emphasis added) of the corporation. However, the stock transfer records of Big B reflect that as of September 16, 1996, RDS was not a "holder of record." (See Affidavit of David E. White, attached hereto
                               ---
as Exhibit "B"). There is, therefore, a genuine dispute about whether defendant RDS is entitled to the records encompassed within the provisions of (S) 10-2B-16.02(b).

          7. The transfer agent's records reflect that RDS is not a shareholder "of record" and Big B contends that many of the documents requested
                                                ----
in the demand are not due to be produced for inspection. Construction of the statute is essential so that Big B is fully aware of its legal rights and obligations in this regard.

          8. A second uncertainty arises upon a consideration of the terms of the demand, as juxtaposed with Section 16.02(a) of the statute. Subsection (a) of Section 10-2B-16.02 requires that a corporation allow inspection of specific kinds of documents (listed in 10-2B-16.01(e)). Those documents will be delivered by Big B to counsel for inspection by RDS in accordance with the demand. The uncertainty is created because the demand seeks inspection of and review of voluminous documents not described in subsection (a). Those demands are the subject of this Complaint and give rise to Big B's request for construction of the statute.

          9. Big B will provide to RDS for inspection those documents under subsection (a) of 10-2B-16.02 requested in paragraphs (a), (b), (d), (f), (g),
(h) and (s) of RDS's demand. Big B has compiled the remainder of the documents described in Section 10-2B-16.02(a) (and 16.01(e)) for inspection by RDS or in the alternative for delivery to counsel for RDS prior to Friday, September 20, 1996.

          10.  A third area of uncertainty arises should the Court determine
                                                  ------
that Big B must respond to RDS's demand under subsection (b) of 16.02. A number of the requested documents are beyond the purview of those required to be provided under subsection (b) of 16.02. The documents described in paragraphs
(j), (k), (l), (m), (n), and (p) of RDS's demand are not a part of Big B's books and records. Paragraphs (o) and (q) of RDS's demand describe documents in terms so vague and ambiguous that Big B cannot confidently comply with its statutory obligations.

          11. The demands requested in paragraphs (c), (e), and (i) of RDS's demand are not required to be produced under subsection (a). And, if subsection
(b) is applicable, these requests are phrased in terms so broad that strict compliance therewith is a virtual impossibility.

          12. A fourth issue for construction by the Court is created by RDS's demand that

          "Modifications, additions or deletions to any and all information referred to in paragraph (a) and paragraphs (i)-(p) above as of the date of the list referred to in paragraph (i) above be immediately furnished to the holder [RDS] as such modifications, additions or deletions become available to the company [Big B] or its agents or representatives through the date of expiration of the offer [the tender offer by RDS] and that the information and records specified in paragraph (l) above be furnished on a weekly basis until the expiration of the offer.

Neither subsection (a) nor (b) of Section 16.02 creates any continuing obligation to make available for inspection documents which came into existence after the original inspection date. RDS apparently contends otherwise. Therefore, the Court must construe the statute to clarify Big B's obligations in this regard.

          13. A fifth area for construction is presented by RDS's demand that the records be provided for inspection in a manner other than that required by the statute. RDS demands that Big B deliver reports referred to in paragraph
(m) of the demand to D.F. King & Company, Inc. RDS also demands to inspect the documents in paragraphs (b), (d), (f), (g), (h) and (s) of the demand at the corporation's principal offices. Subsection (a) of 16.02 requires only that those records be provided for inspection "during regular business hours at the corporation's principal office." Subsection (b) requires that those corporate records be available for inspection "during regular business hours at a reasonable location within this state specified by the corporation." (emphasis added). RDS's
                  ----------------------------
demand is in contravention of the statutory requirements.

          14. Absent the issuance of a temporary restraining order, Big B will suffer immediate and irreparable injury in that the failure to allow inspection of the requested records, by Friday, September 20, 1996 requires the imposition of a penalty against Big B not to exceed ten percent (10%) of the value of shares owned by RDS pursuant to Section 10-2B-16.02(c).

          15. Big B has attempted to notify RDS of this action by telephoning its counsel of record at the law firm of Bradley, Arant, Rose & White. Big B is also contemporaneously with the filing of this Complaint hand delivering a copy of it to said counsel.

          WHEREFORE, PREMISES CONSIDERED, Big B requests this Court to enter an immediate Temporary Restraining Order as follows:

               a. restraining RDS from reviewing any records other than those specifically called for in Ala. Code Section 10-2B-16.02(a) until the respective rights of the parties are determined as requested in Plaintiff Big B's Complaint; and

               b. tolling the operation of the statutory period of time in which Big B is obligated to respond to the demand, pending this Court's final ruling.

          Big B further requests the following:

               c. that after a proper hearing, the Court enter an Order construing the applicable Alabama statutes and preliminarily and thereafter permanently enjoining RDS as requested herein; and

               d. any such other and further relief as this Court deems reasonable and equitable under the circumstances.

                              BIG B, INC.



                              By:   /s/ Arthur M. Jones
                                    -----------------------------------------
                                    Its /s/ President
                                        -------------------------------------


STATE OF ALABAMA    )
                    )
JEFFERSON COUNTY    )


          I, Michael A. Catalano, a notary public in and for said county, in
             -------------------
said state, hereby certify that Arthur M. Jones, whose name as President of Big
                                ---------------                ---------
B, Inc., a corporation, is signed to the foregoing Verified Complaint, and who is known to me, acknowledged before me on this date that being informed of the contents of such instrument, he as such officer and with full authority, executed the same voluntarily for and as the act of said corporation on the date the same bears date.

          Given under my hand this 17th day of September, 1996.
                                   ----        ---------

                              /s/ Michael A. Catalano
                              --------------------------
                              Notary Public
                              My Commission Expires: March 16, 1999
                                                     ----- --- ----

                              /s/ Kaye H. Turberville
                              ----------------------------
                              Kaye H. Turberville (HOU002)
                              Samuel M. Hill (HIL025)
                              Attorneys for Big B, Inc.

OF Counsel:
- ----------

SIROTE & PERMUTT, P.C.
2222 Arlington Avenue S.
P. O. Box 55727
Birmingham, AL  35255-5727
(205) 933-7111


                        PLAINTIFF DEMANDS TRIAL BY JURY
                        -------------------------------


                                      /s/ Kaye H. Turberville
                                      ------------------------------------------
                                      Of Counsel


SERVE DEFENDANT BY CERTIFIED MAIL AS FOLLOWS:
- ---------------------------------------------

RDS Acquisition, Inc.
1925 Enterprise Parkway
Twinsburg, OH  44087

                             RDS Acquisition Inc.
                            1925 Enterprise Parkway
                             Twinsburg, Ohio 44087

                                                              September 13, 1996

BY HAND
- -------
Big B, Inc.
2600 Morgan Road, S. E.
Bessemer, Alabama 35023

Attention:   Mr. James A. Bruno
             Secretary

       Re:   Demand for Inspection of Corporate Records
             ------------------------------------------

Dear Mr. Bruno:

             RDS Acquisition Inc. (the "Holder") is the holder of record of more than five percent of the outstanding shares of Common Stock, par value $.001 per share (the "Common Stock"), of Big B, Inc. an Alabama corporation (the "Company"). Pursuant to Section 10-2B-16.02 0f the Alabama Business Corporation Act (the "ABCA"), the Holder hereby demands the right to inspect the following books, papers, records of account, minutes and record of shareholders of the Company and to make copies and extracts therefrom during regular business hours commencing on Friday, September 20, 1996 and continuing on Monday, September 23, 1996 and thereafter, during regular business hours, until complete:

             (a) a copy of the Company's record of shareholders that complies with the requirements of Section 10-2B-16.01(c) and Section 10-2B-16.03(d) of the ABCA, in all forms available;

             (b) the Company's articles or restated articles of incorporation and all amendments to them currently in effect;

             (c) any papers or records related to issuances of or plans to issue any class or series of shares, or rights to receive shares, and their relative rights, preferences, and limitations, and related to any options, warrants or rights to acquire the same;

             (d) the minutes of all shareholders' meetings, and records of all actions taken by shareholders without a meeting, for the past three years;

             (e) the minutes of all board of directors' meetings or any committee thereof, and records of all actions taken by the board of directors or any committee thereof without a meeting, for the past three years;

        (f) all written communication to shareholders generally within the past three years, including the financial statements furnished for the past three years under Section 10-2B-16.20 of the ABCA;

        (g) a list of the names and business addresses of the Company's current directors and officers;

        (h) the Company's most recent annual report delivered to the Secretary of State under Section 10-2B-16.22 of the ABCA, or public record information filed with the Alabama Department of Revenue in lieu thereof;

        (i) a complete record or list of holders of the Company's Common Stock and holders of the Company's Debentures (as defined below) certified by the Company or its transfer agent, showing the name, account number and address of each shareholder and Debenture holder and the number of shares or Debentures registered in the name of such holder, as of the most recent date available;

        (j) a magnetic computer tape list of the Company's shareholders and Debenture holders as of the most recent date available, showing the name, account number, address and number of shares or Debentures held by each such shareholder or Debenture holder as of the most recent date available and such computer processing data, file layouts and instructions as is necessary to make use of such magnetic computer tape, and a printout of such magnetic computer tape for verification purposes;

        (k) all daily transfer sheets showing changes in the shareholder list or Debenture holder list referred to above that are in or come into the possession or control of the Company or its transfer agent or other agents, or that can reasonably be obtained from brokers, dealers, banks, clearing agencies or voting trustees or their nominees, from the date of the shareholder lists and Debenture holder lists referred to in paragraphs (i) and (j) above to the expiration of the Offer (as defined below);

        (l) all information in or that comes into the Company's possession or control (or the possession or control of its agents), or that can reasonably be obtained from brokers, dealers, banks, clearing agencies, proxy agents or voting trustees or their nominees, concerning the names and addresses of and the number of shares of Common Stock held by, and the names and addresses of and the number of Debentures held by, the participating brokers and banks named in the individual nominee names of Code & Co., Kray & Co., Philadep, Donaldson, Lufkin & Jenrette and other similar nominees, including omnibus proxies and all "Weekly Security Position Listing Daily Closing Balances" reports issued by The Depository Trust Company; and a list or lists containing the name, address and number of shares attributable to any participant in any Company employee stock ownership, dividend reinvestment, stock purchase, stock option or comparable plan, name of the trustee and methodology for voting such plans, if applicable, and the method by which the Holder may communicate with such participants;

   (m) all information in or that comes into the Company's possession or control (or the possession or control of its agents), or that can reasonably be obtained from brokers, dealers, banks, clearing agencies or voting trustees or their nominees relating to the names of the non-objecting beneficial owners and acquiecting beneficial owners of shares of Common Stock in the format of a printout in descending order balance or zip code order, magnetic computer tape and such computer processing data, file layouts and instructions as is necessary to make use of such magnetic computer tape, and printout of such magnetic computer tape for verification purposes (such information is readily available to the Company under Rule 14b-1(b) under the Securities Exchange Act of 1934 from A.D.P. Proxy Services);

   (n) all information in or that comes into the Company's possession or control (or the possession or control of its agents), or that can reasonably be obtained from brokers, dealers, banks, clearing agencies or voting trustees, or their nominees relating to the names of the non-objecting beneficial owners and acquiescing beneficial owners of the Debentures in the format of a printout in descending order balance or zip code order, magnetic computer tape and such computer processing data, file layouts and instructions as is necessary to make use of such magnetic computer tape, and a printout of such magnetic computer tape for verification purposes (such information is readily available to the Company under Rule 14b-1(b) under the Securities Exchange Act of 1934 from A.D.P. Proxy Services);

   (o) a stop list or stops lists relating to the shares of Common Stock or Debentures and any changes, corrections, additions or deletions from such list(s), from the date of the shareholder lists referred to in paragraphs (i) and (j) above to the expiration of the Offer.

   (p) lists of the date of the lists referred to in paragraph (i) above of all holders of 1,000 or more shares of Common Stock or $10,000 aggregate principal amount of Debentures, in each case arranged in descending order;

   (q) all respondent bank lists and ommibus proxies for such lists (such information is readily available to the Company under Rule 14b-2 of the Securities Exchange Act of 1934);

   (r)  the information and records specified in paragraphs (a), (i), (j), (k),
(l), (m), (n), (o), (p) and (q) above as of the any record date for shareholder action set after August 1, 1996, by the board of directors of the Company, by operation of law or otherwise; and

   (s) a correct and complete copy of the bylaws of the Company as in effect on the date hereof and any and all changes of any sort to the bylaws of the Company hereafter made through the expiration of the Offer, including, without limitation, any amendment to existing bylaws, any adoption of new bylaws or deletions of existing bylaws.

                For the purpose of this letter, "Debentures" means the Company's 6.5% Convertible Subordinated Debentures due 2003.

                The Holder further demands that modifications, additions or deletions to any and all information referred to in paragraph (a) and paragraphs
(i) through (p) above as of the date of the list referred to in paragraph (i) above be immediately furnished to the Holder as such modifications, additions or deletions became available to the Company or its agents or representatives through the date of expiration of the Offer and that the information and records specified in paragraph (l) above be furnished on a weekly basis until the expiration of the Offer.

                The purposes of this demand are to enable the Holder to communicate with its fellow Company securityholders on matters relating to their mutual interests as securityholders, including but not limited to (a) communicating with the shareholders and Debenture holders of the Company regarding the tender offer (the "Offer") by Holder for all outstanding shares of Common Stock of the Company and the transactions contemplated thereby and (b) furnishing to the securityholders of the Company copies of the Holder's tender offer materials, including but not limited to Holder's Offer to Purchase dated September 10, 1996 and other documents and materials related thereto.

                The Holder hereby designates and authorizes Cravarh, Swaine & Moore, Bradley, Aram, Rose & White and D.F. King & Co. Inc., their respective partners, officers and employees and any other persons to be designated by them, acting together, singly or in combination, to conduct as its agents, the inspection and copying herein requested. The Holder hereby authorizes and requests the Company to deliver the reports referred to in paragraph (m) to D.F. King & Co. Inc. directly.

                With respect to the documents specified in paragraphs (b), (d),
(f), (g), (h) and (s), the Holder hereby demands, pursuant to Section 10-2B-16.02(a) of the ABCA, to inspect and copy such documents at the corporation's principal office at 2600 Morgan Road, S.E. Bessemer, Alabama, during regular business hours commencing on Friday, September 20, 1996 and continuing on Monday, September 23, 1996, and thereafter, during regular business hours, until complete. With respect to the items specified in paragraphs (a), (c), (e), (i),
(j), (k), (l), (m), (n), (o), (p), (q), and (r), please advise Jack A. Staph, Esq. of the Holder (telephone number (216) 487-1009, fax number (216) 487-1679) where the items demanded above pursuant to Section 10-2B-16.02(b) of the ABCA will be made available during regular business hours commencing on Friday, September 20, 1996 and continuing on Monday, September 23, 1996, and thereafter, during regular business hours, until complete.

     Please note that pursuant to Section 10-2B-16.02(c) of the ABCA, any officer or agent who, or a corporation which, without reasonable cause, refuses to allow any proper shareholder or his or her agent or attorney so to examine and make copies of and extracts from its books, papers, records of account, minutes and record of shareholders, for any proper purpose, is liable to such shareholder for a penalty of an amount not to exceed 10 percent of the value of the shares owned by such shareholder, in addition to any other damages or remedy afforded to such shareholder by law.

                                        Very truly yours,

                                        RDS ACQUISITION INC.


                                        By: /s/ Jack A. Staph
                                           -------------------------------------
                                           Name:   Jack A. Staph
                                           Title:  Vice President and Secretary

                           IN THE CIRCUIT COURT FOR
                           JEFFERSON COUNTY, ALABAMA
                               BESSEMER DIVISION

BIG B, INC.,                          )
                                      )
         Plaintiff,                   )
                                      )
v.                                    )     CIVIL ACTION NO. CV-96-796
                                      )
RDS ACQUISITION INC.,                 )
                                      )
            Defendant.                )


                      NOTICE OF FILING NOTICE OF REMOVAL
                      ----------------------------------


TO:  Earl N. Carter, Jr., Clerk of Court
     Jefferson County Courthouse, Bessemer Division
     1801 North 3rd Avenue
     Bessemer, Alabama 35020


     Pursuant to 28 U.S.C. (S) 1446(d), the defendant hereby gives notice to the Circuit Court of Jefferson County Alabama, Bessemer Division and to counsel for the plaintiff that the defendant has filed a notice of removal with the United States District Court for the Northern District of Alabama, Southern Division, and that this case has been removed to that Court. Attached is a copy of this notice of removal.


                                       /s/ Hobart A. McWhorter, Jr.
                                       -----------------------------------
                                                Hobart A. McWhorter ,Jr.
                                                        McW001


                                       /s/ Philip J. Carroll, III
                                       -----------------------------------
                                                Philip J. Carroll, III
                                                        CAR076

                                        /s/ Matthew A. Aiken
                                        -------------------------------
                                                  Matthew A. Aiken


                                                    Attorneys for
                                                 RDS Acquisition Inc.

OF COUNSEL:
BRADLEY, ARANT, ROSE & WHITE
P.O. Box 830709
Birmingham, Alabama 35283-0709
(205) 521-8000


                            CERTIFICATE OF SERVICE
                            ----------------------


        I hereby certify that I have this date served the foregoing Notice of Removal on Kaye H. Turberville, Esq., Sirote & Permutt, P.C., 2222 Arlington Avenue South, Birmingham, Alabama 35255 by delivering a copy of same to her on this 18 day of September, 1996.
     --

                                        /s/ [SIGNATURE APPEARS HERE]
                                        -------------------------------
                                                      OF COUNSEL

                                       2